Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-897896) of DENTSPLY International Inc. of our report dated June 20, 2006, relating to the financial statements of the DENTSPLY International Inc. 401(k) Savings Plan, which appears in this Form 11-K for the year ended December 31, 2005.



/s/Beard Miller Company LLP



York, Pennsylvania
June 26, 2006